Exhibit 10.20
LEASE AGREEMENT
(CYPRESS POINT BUSINESS PARK)
     THIS LEASE AGREEMENT (the “Lease”), made as of this 26th day of December, 2008, between HGL PROPERTIES L.P., LTD., a Florida limited partnership (the “Landlord”), 8120 Nations Way, Suite 202, Jacksonville, FL 32256, and EVERBANK, a federally chartered savings bank, 501 Riverside Avenue, 12th Floor, Jacksonville, FL 32202 (the “Tenant”).
W I T N E S E T H:
     The Landlord hereby leases and rents unto the Tenant and the Tenant hereby hires and takes from the Landlord the “Leased Premises” (as defined below), to wit:
     Space designated as Suites 206, 207, and 208, comprising approximately 15,000 square feet, as depicted on Exhibit A attached hereto (the “Leased Premises”) and located at 8120 Nations Way, Building 200, Jacksonville, FL 32256, on the real property more particularly described on Exhibit B attached hereto (the “Property”), being a part of the building located thereron (the “Building”), said Building, Property and any other building, improvements and facilities located upon the Property forming a part of the Phase I complex and related facilities (the “Project”) owned by the Landlord and being a part of the entire business park known as Cypress Point Business Park at Cypress Plaza (the “Park”).
     1. Upon the terms and conditions hereof, Tenant agrees to lease and hold the Leased Premises from Landlord and Landlord agrees to lease the Leased Premises to Tenant for a term of twelve (12) months beginning on the “Commencement Date” (as defined in Paragraph 4 below).
     2. Rents.
          (a) Base Rent. Beginning on the Commencement Date and for the first twelve (12) months of this Lease, Tenant shall pay a monthly base rent as set forth on the Addendum attached hereto. Such rent shall be paid in lawful money of the United States monthly, in advance and without notice, set off, deduction or demand, to Landlord at Landlord’s notice address set forth in this Lease.
          (b) Additional Rent and Late Charges. Any and all amounts required to be paid by Tenant hereunder except base rent and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be deemed to be additional rent payable as rent reserved hereunder (the “additional rent”).
     In order to defray the additional expenses involved in collecting and handling delinquent payments, Tenant shall pay on demand in addition to any base rent or additional rent due hereunder,

a late charge equal to the greater of five per cent (5%) of the base monthly rent or Fifty and No/100 Dollars ($50.00) when any installment of rent is past due more than fifteen (15) days after the due date thereof. Tenant acknowledges that this charge is made to compensate Landlord for additional costs incurred by Landlord as a result of Tenant’s failure to pay when due, and is not a payment for extension of the rent due date. The failure of Landlord to insist upon the payment of late charges, whether isolated or repeated, shall not be deemed a waiver of Landlord’s right to collect such charge for any future delinquencies.
     In the event that this Lease either commences or terminates on a day other than the first or last day of a month, then Tenant shall pay, in advance, base rent for the pro rata portion of said partial month.
          (c) Payment of Operating Costs. In each lease year, in addition to the rentals specified in Paragraph 2 hereof, and as further additional rent, Tenant will pay to Landlord on the first day of each month Tenant’s pro rata share (for purposes of this Lease, the term “pro rata share” shall be equal to the square footage of the Leased Premises as set forth on Page 1 hereof divided by the total leasable square footage of the Building. Notwithstanding the foregoing, in the event Landlord incurs charges for utility, maintenance and other services pursuant to this Lease which are attributable only to the Leased Premises, Tenant’s pro rata share of such Operating Costs shall be equal to 100% of such Operating Costs. Based upon Landlord’s most recent estimation of the annual Operating Costs, Tenant’s initial share of such costs for calendar year 2009 are as set forth on the Addendum attached hereto, which amount shall be adjusted not less frequently than annually, on a calendar year basis, based upon Landlord’s reasonable estimate of costs for the next ensuing year.
          (d) “Operating Costs” Defined. For purposes of this paragraph, “Operating Costs” shall mean the total cost and expenses actually incurred by Landlord, whether directly, indirectly, or through an owners’ association, in connection with the operation, maintenance and repair of the Project and the common facilities and services of the Park, including, without limitation: (i) ad valorem and real estate taxes and assessments made against the Project; (ii) gardening and landscaping; (iii) the cost of Landlord’s public liability insurance, property damage insurance, fire with extended coverage insurance, rent loss insurance, unemployment insurance, workers compensation insurance and such other premiums for insurance paid by Landlord from time to time including reasonable deductibles; (iv) all Project repairs except those which are the Landlord’s specific monetary obligation pursuant to Paragraph 9(c) hereof; (v) line painting, bumpering, resurfacing and recurbing any portion of the Project, regardless of the cause necessitating the need thereof; (vi) lighting for common areas; (vii) electricity, water and sewer utilities for the Project and common areas; (viii) security expenses, if any; (ix) janitorial services including removal of trash, rubbish, garbage and other refuse from the Project and common areas; (x) rental on machinery or equipment used in such maintenance; (xi) the cost of personnel to implement such services, to direct parking and to police or secure the common areas; (xii) property management fees and expenses (it being expressly understood that Landlord may, but is not required to retain or subcontract the property management to one of its subsidiary, parent or sister companies) provided same do not exceed five percent (5%) of gross receipts as applicable to the Leased Premises for the accounting period; (xiii) the costs, including interest amortized over its useful life, of any capital improvement made to the Project by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Project at the time it was constructed; (xiv) the cost, including interest, amortized over its useful life, of the installation of any device or other equipment which improves the operating efficiency of any system within the Leased Premises or of the Project and thereby reduces Operating Costs of the Leased Premises; (xv) all other expenses which would generally be regarded as operation or maintenance expenses which would reasonably be amortized over a period not to exceed five (5) years; and (xvi) all real property taxes and special assessments, including dues and assessments by means of deed restrictions and/or currently existing owners associations or their successors, which accrue against the Project during the term of this lease.
     The term “Operating Costs” specifically excludes the following: (i) repairs specifically excluded by Paragraph 9(c) hereof; (ii) repairs, restoration or other work occasioned by fire, wind, the elements, or other casualties; (iii) income and franchise taxes of Landlord; (iv) expenses incurred in the procurement of Tenants, including, without limitation, legal fees and brokerage commissions; (v) leasing commissions, advertising expenses and expenses for renovating space for new Tenants; (vi) interest or principal payments on any mortgage or other indebtedness of Landlord except as specified above; (vii) any depreciation allowance or expense; (viii) Operating Costs which are otherwise the responsibility of Tenant; (ix) expenses which are properly allocable to a specific building in the Project other than the Building; and (x) expenses for services furnished to other tenants that are beyond those that apply to all tenants of the Project generally. Except for the Landlord’s specific monetary obligations to repair and maintain the Leased Premises as set forth in Paragraph 9(c) and the exclusions from the definition of the term “Operating Costs” set forth above, all of Landlord’s expenses and costs associated with the operation, management, repairs or maintenance of the Project shall be included as Operating Costs, it being the intent of the parties that, except as herein qualified, this is a “triple net” lease for the Landlord (presuming one hundred percent (100%) occupancy).
          (e) Statement of Payment of Expenses. If the term of this Lease begins after January 1 or ends prior to December 31, Tenant’s share of Operating Costs shown on the statement delivered at the end of such year shall be reduced proportionately and paid as aforesaid. Within one hundred twenty (120) days after the close of each calendar year, Landlord shall deliver to Tenant a statement showing in reasonable detail Tenant’s share of the actual Operating Costs for the immediately preceding calendar year. However, Landlord’s failure to make any adjustment contemplated herein or to furnish a statement to Tenant shall not prejudice Landlord’s right to collect the full amounts of additional rent payable hereunder or Tenant’s right to receive a refund of any excess additional rent paid by Tenant. In the event Tenant’s share of such Operating Costs is less than the amount previously anticipated and collected from Tenant by Landlord, Landlord shall refund to Tenant within thirty (30) days after delivery of the statement the difference between Tenant’s estimated and actual share of Operating Costs. Tenant’s share of Operating Costs scheduled for the current calendar year shall be reduced proportionately or, in the event this Lease has terminated, any excess shall be applied to sums owed to Landlord, and if none, then remitted to Tenant within ten (10) days after the end of the one hundred twenty (120) day period. In the event Tenant’s share of such Operating Costs is greater than the amount previously anticipated and collected from Tenant by Landlord, Tenant shall pay to Landlord the difference between the sums paid by Tenant and the sums actually due within ten (10) days of Tenant’s receipt of a statement for said amount from Landlord.

Tenant may at its option at reasonable times and upon reasonable notice inspect Landlord’s books and records kept with respect to Operating Costs. Any such inspection shall be made within one hundred eighty (180) days after Landlord furnishes the statement required in this Paragraph and Tenant’s failure to inspect the records and contest the Operating Costs within the one hundred eighty (180) day period shall be deemed a waiver of Tenant’s right to contest the Operating Costs for the time period covered by the statement.
     3. Use and Possession.
          (a) Use. It is understood that the Leased Premises are to be used for general office uses only and no other use is permitted without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without qualifying the generality of the foregoing, it is specifically understood that no retail use of the Leased Premises shall be permitted except as specifically permitted by this Lease and no hazardous substances, toxic wastes, asbestos, or petroleum products will be stored or brought into the Leased Premises except those necessary for the customary maintenance of the Leased Premises provided same are used, stored and disposed of in accordance with all applicable laws, rules, ordinances and regulations.
          (b) Possession. The Landlord shall deliver possession of the Leased Premises to Tenant on the execution date hereof (the “Possession Date”).
          (c) Expiration of Term. At the expiration of the term hereof, Tenant shall deliver up the Leased Premises in good repair and condition, ordinary wear and tear and damage resulting from insured casualty only excepted.
     4. Acceptance of Premises and Construction of Leasehold Improvements. Tenant hereby agrees to accept the Premises in their current “AS IS” condition; provided, however, Landlord shall, at Landlord’s sole cost and expense, (i) repaint the interior space in a color to be specified by Tenant, (ii) clean and sanitize the existing carpet, (iii) replace the floor in the break room with vinyl wood flooring, and (iv) replace the tiles in the bathrooms (the “Leasehold Improvements”) which Leasehold Improvements shall be completed by the “Commencement Date” defined below. Upon delivery of possession of the Leased Premises to Tenant for fixturing on or before the Possession Date, all terms and conditions of this Lease shall be in full force and effect except that Tenant shall not be required to pay base rent for the period commencing with the Possession Date and ending on February 1, 2009 (the “Commencement Date”). Tenant shall (subject to the provisions of Paragraph 10) be responsible for all additional improvements to the Leased Premises required to be made for Tenant’s occupancy thereof.
     5. Sales and Use Tax. Any sales, use or other tax, excluding State and/or Federal Income Taxes imposed on Landlord, now or hereafter imposed on any payments required to be made under this Lease by the United States of America, the State, or any political subdivision thereof, shall be paid monthly or annually as required as additional rent by the Tenant notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on the Landlord. Landlord hereby places Tenant on notice that the combined state and local sales tax currently imposed on the base rent and additional rent due under this Lease from Tenant at the rate of seven per cent (7%), which tax is to be paid to Landlord as and when said payments of base rent and additional rent are made.
     6. Notices. For the purpose of notice or demand, the respective parties shall be served in writing either by personal delivery, by guaranteed overnight delivery service or by certified mail, return receipt requested, postage prepaid, addressed to the Tenant at the Leased Premises with a copy addressed to the Tenant at 8100 Nations Way, Jacksonville, Florida 32256, Attention: Douglas W. Woods, Executive Vice President, or addressed to the Landlord as shown on Page 1 hereof. Notice given by personal delivery or guaranteed overnight delivery shall be deemed received when receipt is acknowledged or delivery refused by the intended recipient, or on the third (3rd) business day following depositing of same in the U.S. Mail in the case of notice by certified mail.
     7. Ordinances and Regulations. The Tenant, at its sole expense, hereby covenants and agrees that its use of the Leased Premises will comply with all the rules and regulations of the Board of Fire Underwriters and Officers or Boards of the City, County or State having jurisdiction over the Leased Premises, and with all ordinances, regulations and governmental authorities wherein the Leased Premises are located. Tenant shall not permit noxious or offensive odors to emanate from the Leased Premises or otherwise engage in any activity or inactivity which would constitute a nuisance. Tenant acknowledges that Landlord, its agents, representatives, and governmental authorities, including, without limitation, Fire Marshals or Health Inspectors, may inspect the Leased Premises at any reasonable time during normal business hours for compliance with such rules and regulations and and, in the event that Tenant is deemed to be in non-compliance with this Paragraph 7 or any governmental rules, regulations or ordinances, then Tenant shall promptly remedy such non-compliance, paying all costs, expenses, fees or fines associated therewith and, in the event Tenant does not so promptly remedy such non-compliance, then Landlord may, but is under no obligation to, remedy the same and recover all expenses relating thereto from Tenant. In the event that Landlord’s premium increases as a result of the nature or manner of the use or occupancy of the Leased Premises by the Tenant, then Tenant shall pay such increases as additional rent hereunder.
     8. Signage. The Tenant will not place any signs or other advertising matter or materials on the exterior or on the interior where they can be seen from any exterior portion of the Leased Premises or the Project without the prior written consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may adopt from time to time uniform signage requirements for the Project and construct such signage for the Project, in which event the costs and expenses associated therewith shall be included in the Operating Costs. Notwithstanding anything herein to the contrary, Tenant may freely place any signs or other advertising matter or materials that have previously been approved by Landlord on or before the Effective Date on the exterior or on the interior where they can be seen from any exterior portion of the Leased Premises or the Project without the prior written consent of the Landlord.
     9. Utilities and Maintenance.
          (a) Utilities. Except for water and sewer services provided by Landlord to the Leased Premises through the Jacksonville Electric Authority the cost of which is recouped through the payment of Operating Costs, Tenant shall contract directly for and pay the cost of all utilities or services required by Tenant in connection with its use of the Leased Premises. Tenant hereby agrees not to place hazardous or toxic substances or materials in any trash collection facilities or wastewater or sewage systems provided by Landlord. In no event shall Landlord be liable for any interruption or failure in the supply of any such utilities to the Leased Premises unless such interruption is due solely to the willful act or omission to act, intentional misrepresentation or gross negligence of Landlord.
     If Tenant shall require water and sewer service in the Leased Premises in excess of that usually furnished or supplied to the Leased Premises when used as general office space, or which will in any way increase the amount of water or utilities usually furnished, Tenant will procure written approval from Landlord and make arrangements to pay periodically for the additional direct expense involved, including any installation costs thereof with said costs to be based on historic evidence of water usage within the Building taking into consideration the uses made by its occupants.
          (b) Tenant’s Obligations of Maintenance, Repair and Replacement. Subject to the provisions of Paragraphs 13 and 18(b)(vii) hereof, Tenant shall, at Tenant’s sole cost and expense, keep the Leased Premises and every part thereof in its presently existing condition excepting only ordinary wear and tear, and in good condition and repair except as hereinafter provided with respect to Landlord’s obligations. Tenant’s obligations shall include, without limitation, the maintenance, repair and replacement of any (i) interior doors, (ii) window panes, (iii) window glazing, (iv) plumbing fixtures, supply lines and their connections to the main plumbing pipes within the Leased Premises, (v) the free flow of sewage from the Leased Premises, (vi) electrical equipment, fixtures and lights located in the Leased Premises, (vii) electrical wire, equipment and conduits from the main breaker located at or within the Leased Premises, (viii) and air conditioning system servicing the Leased Premises. Tenant shall not be held responsible for any plumbing or water line repairs or maintenance beyond the lines that specifically service Tenant’s Premises unless damaged by Tenant or those claiming by, through or under Tenant. Tenant shall obtain a standard service contract for the repair and maintenance thereof of the heating and air conditioning system servicing the Leased Premises. A duplicate copy of such contract and any amendments or renewals thereof shall be delivered to Landlord within fifteen (15) days after Tenant first obtains such contract, renewal or amendment. The cost of all repairs and replacements to the Leased Premises caused by the act, omission or negligence of Landlord, its agents, employees or contractor, shall be at Landlord’s sole cost and expenses. If the Tenant refuses to properly carry out any maintenance, repair and replacement as required pursuant to this Paragraph 9, Landlord may, but shall not be obligated, upon fifteen (15) days’ prior written notice (except in the case of emergency) perform such maintenance or repair without being liable for any loss or damage that may result to Tenant’s merchandise, fixtures or other property and Tenant shall pay to the Landlord upon demand the Landlord’s costs relating to any such maintenance or repair. The Tenant agrees that the making of any maintenance, repair and replacement by the Landlord pursuant to this Paragraph 9 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.
          (c) Landlord’s Obligations of Maintenance, Repair and Replacement. Subject to the conditions set forth herein and the provisions of Paragraph 13 hereof and notwithstanding the preceding Paragraph 9(b), Landlord shall repair and maintain only the roof, foundation and load-bearing walls of the Building and the Leased Premises, exterior wall assemblies, exterior weather walls, exterior doors, window casements, subfloor, structural columns and beams, any sprinkler system installed by Landlord for the control of fire, underground water and sewer pipes to the point of connection with plumbing fixtures (unless such utilities and pipes are required to be maintained by a third party), and electric wires from the transformer up to the main breaker located at the Leased Premises (unless such utilities, wires and equipment are required to be maintained by a third party). All repairs and replacements to the Leased Premises caused in part or in whole by breaking or entering or the act, omission or negligence of Tenant, its agents, employees or contractors, shall be made at Tenant’s sole cost and expense. Tenant hereby agrees to indemnify Landlord for all damages suffered by Landlord as a result of Tenant’s use of the roof access rights, if any, granted in this Lease and Landlord will have no obligations with respect to maintenance or repair of the roof if Tenant, its agents, servants, employees or invitees enter upon the roof of the Leased Premises without prior written consent as required hereby (except in an emergency) regardless of whether such entry caused or necessitated the need for such repair or maintenance. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant or Landlord acquires actual notice thereof. In the event Tenant fails to notify Landlord in accordance herewith of any defective condition actually known to Tenant which Landlord is required to repair hereunder and if Landlord does not have actual notice of the condition, Tenant shall be responsible to Landlord for any extraordinary costs and expenses, as well as damages and liabilities incurred by Landlord which are proximately caused by Tenant’s failure to so notify Landlord. Except in the case of Landlord’s negligence, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from Landlord’s reasonable exercise of its right to make of any repairs, alterations, or improvements in or to any portion of the Leased Premises or the Project or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense or to withhold rent for non-repair under any law, statute or ordinance now or hereafter in effect except in the event of an emergency; provided, however, Tenant may, at its option and Landlord’s expense, make any repairs that Landlord has failed to make hereunder after an additional fifteen (15) days written notice from Tenant. Except for the repair, replacement and maintenance obligations of the Landlord relating to the foundation, load-bearing walls, exterior wall assemblies or a weather wall, sub-flooring, structural columns and beams, Landlord shall be entitled to reimbursement for repair, maintenance and replacement made by Landlord unless such expenses will be capitalized over a period of greater than five (5) years under GAAP, this Lease otherwise constituting a “triple net” lease as between Tenant and Landlord.
          (d) Roof Access. Neither Tenant or Tenant’s employees, agents, or contractors shall be permitted upon the roof of the Leased Premises or the Building for any reason without the Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) except in the case of an emergency or unless access is required by Tenant to repair or maintain a system installed by Tenant or on Tenant’s behalf on the roof with Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Tenant hereby agrees to indemnify Landlord for all damages suffered by Landlord as a result of Tenant’s use of any roof access rights granted hereby, provided that Tenant shall have no obligation to indemnify Landlord if such damages suffered by Landlord result from Tenant having followed the written instructions or

Landlord, or willful act or omission to act, intentional misrepresentation or gross negligence of Landlord.
     10. Alterations. Tenant shall not make additions, alterations, changes or improvements in or to the Leased Premises or any part thereof (excluding trade fixtures and typical office partitions) without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to alterations, changes or improvements which do not affect the structure, tenant improvements, or outward appearance of the Leased Premises. In the event that Landlord consents to such additions, alterations, changes or improvements, then all additions, alterations, changes or improvements shall be constructed at Tenant’s sole expense and shall, upon completion thereof, become the property of Landlord; provided, however, Landlord may, at its option, require Tenant, at Tenant’s sole cost and expense, to remove any such additions, alterations, changes or improvements at the expiration or sooner termination of this Lease, and to repair any damages to the Leased Premises caused by such removal provided Landlord has informed Tenant of such requirement at the time of Landlord’s approval. Tenant hereby agrees to indemnify and defend Landlord against, and shall keep the Leased Premises, Building, Project and Park free from all mechanics’ liens and other such liens arising from any work performed, material furnished, or obligations incurred by Tenant or at the direction of Tenant in connection with the Leased Premises, and agrees to obtain the discharge of any lien which attaches as a result of such work immediately after such lien attaches or payment for the labor or material is due. Notice is hereby given to all Tenant’s contractors, subcontractors, materialmen or suppliers that Landlord is not liable for any labor or materials furnished to Tenant on credit and no mechanics’ or other liens shall attach to or affect Landlord’s interest in the Project, Building, Leased Premises, or Park as a result thereof. Landlord hereby reserves the right at any time and from time to time, during the term hereof, to make any additions, alterations, changes or improvements (including without limitation, building additional stories) on, in, or to the Building and Project, and to build additional structures adjoining thereto, provided same does not unreasonably interfere with Tenant’s use of the Leased Premises.
     Any of Tenant’s alterations, additions, changes or improvements shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use and enjoyment of the remainder of the Project by the other tenants thereof.
     11. Quiet Enjoyment. The Landlord covenants and agrees that Tenant, upon paying the rent and performing the covenants herein required, shall and may peaceably and quietly hold and enjoy the Leased Premises for the term aforesaid subject, nevertheless, to the terms of this Lease and to any mortgages, leases, agreements and encumbrances to which this Lease is or may be made subordinate. Tenant agrees to occupy and use the Leased Premises in such a manner so as to not disturb the quiet enjoyment of any other part of the Project or Park by the other owners and tenants thereof.
     12. Landlord’s Right to Inspect and Enter. The Landlord shall have the right upon twelve (12) hours’ advance notice (which may be oral and may be given to a representative of Tenant at the Leased Premises), during normal business hours during the term of this Lease (or at any time in the event of an emergency), to enter the Leased Premises, Building and Project for the purpose of examining or inspecting same and of making such repairs or alterations therein as the Landlord shall deem necessary, and may, at any time within six (6) months immediately preceding the expiration of the specified term, show the Leased Premises to others for the purpose of rental or at any time show the Leased Premises, Building and Project to a prospective purchaser and may affix to suitable parts of the Leased Premises, Building and Project a notice of Landlord’s intention to lease or sell same.
     13. Fire or Casualty. If the Leased Premises or Building are damaged by fire or other casualty, Landlord will to the extent that the insurance proceeds available to Landlord are adequate to fully pay the costs of such repair and restoration, promptly repair the damage and restore the following portions of the Leased Premises and Building to their condition existing immediately prior to the occurrence of the casualty: the roof, load-bearing demising walls, foundation, utility infrastructure originally provided by Landlord, exterior wall assemblies, exterior weather walls, subfloor, structural columns and beams, and the Leasehold Improvements made by Landlord pursuant to Paragraph 4 of this Lease. If the reasonable time for completing any such restoration or repair is longer than one hundred eighty (180) days, either party shall have the option to terminate this Lease by giving notice of termination to the other party, which notice shall be given within thirty (30) days after the date of the casualty or given by Tenant within thirty (30) days after notice from Landlord that restoration will take longer than one hundred eighty (180) days. In the event Landlord repairs and restores those portions of the Leased Premises and Building which it is required to repair or restore pursuant to this Paragraph 13, Tenant shall promptly make, at its sole cost and expense, all other repairs and replacements to the Leased Premises which are required to restore the Leased Premises to substantially the same condition existing immediately prior to such casualty. Notwithstanding anything to the contrary herein, if the damage or destruction to the Leased Premises occurs within one (1) year of the expiration of the then existing term of the Lease or if the damage or destruction to the Leased Premises or the Building is so substantial that it has destroyed the Leased Premises or said Building to the extent of fifty per cent (50%) or more of the replacement cost of either the Leased Premises or the Building, either Landlord or Tenant shall have the option to terminate the Lease by giving written notice to the other within thirty (30) days after the date of the casualty. The base rent shall abate from the date of the casualty in proportion to the impairment of the use that Tenant can reasonably make of the Leased Premises until the Leased Premises are restored or until the Lease is terminated in accordance with this Paragraph 13, provided the insurance proceeds under Landlord’s Rent Loss insurance policy will cover the amount of the abatement. The Landlord shall not be liable for any inconvenience or interruption of the business of the Tenant occasioned by fire or other casualty. Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to insure the Project, the Leased Premises, the Building, or any portions thereof or any contents, property or other items located thereon or therein, either presently or in the future.
     14. Condemnation. If any part of the Leased Premises or Building is taken by eminent domain or condemnation or voluntarily transferred to such authority under the threat thereof, Landlord may, at its sole option, terminate the Lease by giving written notice to Tenant within forty-five (45) days after the taking, or if by reason of such taking of the Leased Premises, Tenant’s operation on or access to the Leased Premises is substantially and materially impaired, Tenant shall have the option to terminate this Lease by giving written notice to Landlord within forty-five (45) days after the taking. After such taking and as of such date, the rent will be adjusted in proportion to the impairment of the use that Tenant can reasonably make of the balance of the Leased Premises. If the Leased Premises are damaged or if access to the Leased Premises is impaired by reason of such taking and neither Landlord nor Tenant elects to terminate this Lease as provided herein, Landlord will promptly rebuild or repair the damage to the extent possible within the limitations of the available condemnation award. Tenant hereby waives any and all rights it may have in all condemnation awards including, without limitation, loss of or damage to its leasehold estate, and hereby assigns said claims to Landlord except such awards as are separately and specifically awarded to Tenant for its separate personal property, moving expenses and business damages.
     15. Assignment and Sublease. Tenant may assign its interest in the Lease or sublet all or any portion of the Leased Premises at any time to any party without Landlord’s consent, but such assignment or subletting shall not relieve Tenant of its obligations hereunder. Tenant may assign this Lease and shall be relieved of liability hereunder which accrues subsequent to the assignment if the assignee assumes the obligations herein and has a GAAP net worth equal to or greater than the Tenant immediately preceding the transfer. Tenant agrees to obtain from a proposed assignee and furnish to Landlord all information reasonably required by Landlord to make said determination. Tenant may not otherwise transfer, hypothecate, mortgage or pledge its interest in the Lease without Landlord’s prior written consent which may be arbitrarily withheld.
     16. Holdover. Any holding over by the Tenant after the expiration of this Lease shall be construed as a tenancy at sufferance (unless such occupancy is with the written consent of the Landlord) month to month, upon the same terms and conditions of this Lease, except at a base rent for such holdover period of one hundred twenty-five percent (125%) of the base rent rate in effect for the month preceding such holdover. Acceptance by the Landlord of rent after such termination shall not constitute a renewal.
     17. Subordination. This Lease shall be subject and subordinated at all times to the terms of any and all ground or underlying leases which now exist or may hereafter be executed affecting the Leased Premises, Building, or the Project and to the liens of any and all mortgages or deeds of trust in any amount or amounts whatsoever, whether now existing or hereafter created, encumbering all or any combination of the Leased Premises, the Building or the Project, without the necessity of having further instruments executed by the Tenant to effect such subordination. In furtherance thereof, Tenant acknowledges that Landlord shall not have the authority without first obtaining the written consent of any mortgagee, to consent to the cancellation or surrender of this lease, or accept prepayment of rents, issues or profits under the lease, other than as provided for in this Lease, nor to modify this Lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option, and any such purported assignment, cancellation, surrender, prepayment or modification made without the written consent of the mortgagee shall be void as against the mortgagee. Tenant agrees to execute, at Landlord’s request, the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit D and covenants and agrees to execute and deliver upon demand such further instruments, evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any and all such mortgages or deeds of trust as may be reasonably requested by Landlord. If Tenant shall fail to execute and deliver such instruments within fifteen (15) days of Landlord’s request, Landlord is hereby granted power of attorney to execute such instruments in the name of Tenant as the act and deed of Tenant, and this authorization is hereby declared to be coupled with an interest and is irrevocable during the term of this Lease. In the event of termination, for any reason whatsoever, of any underlying lease, or if the Leased Premises, Building or Project is sold to a purchaser, or any mortgage holder or holder of deed of trust succeeds to ownership of the Leased Premises, Building or Project by reason of a foreclosure, deed in lieu therefore or otherwise, then Tenant shall, at such successor’s request, be and become the tenant of such underlying landlord, purchaser, mortgagee or holder of deed of trust and shall attorn to same under this Lease.
     18. Indemnity, Waiver and Insurance.
          (a) (i) Tenant’s Indemnity. Tenant will indemnify, defend and save Landlord, its employees, agents and contractors, harmless from and against any and all actions, damages, liability and expenses in connection with the loss of life, personal injury, property damage, or loss or damage of whatever nature, to third parties caused by or resulting from, or claimed to have been caused by or to have resulted from, wholly or in part, any act, omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation, Tenant’s subtenants, concessionaires, agents, employees, servants and contractors). This indemnity, defense and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceedings brought thereon or the defense thereof including, without limitation, court costs and reasonable attorneys’ fees. If Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by the Landlord or its agents unless caused by the negligence of Landlord. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss, or damage caused by or resulting from the act, omission, default or negligence of any persons occupying adjoining premises or any other part of the Building or Project. In case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, the Tenant shall protect, indemnify, and defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. Landlord agrees to give Tenant timely notice of any claims for which indemnity will be sought. The obligations set forth in this paragraph shall survive the expiration or sooner termination of the Lease. Notwithstanding anything herein to the contrary, Tenant shall have no obligation under this Section 18(a)(i) to the extent the event resulting in such indemnification results from Tenant having followed the written instructions or Landlord, or willful act or omission to act, intentional misrepresentation or gross negligence of Landlord.
               (ii) Landlord’s Indemnity. Landlord will indemnify, defend and save Tenant, its employees, agents and contractors, harmless from and against any and all actions, damages, liability and expenses in connection with the loss of life, personal injury, property damage, or loss or damage of whatever nature, to third parties caused by or resulting from, or claimed to have been caused by or to have resulted from, wholly or in part, any act, omission or negligence of Landlord or anyone claiming under Landlord (including, but without limitation, Landlord’s subtenants, concessionaires, agents, employees, servants and contractors). This indemnity, defense and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceedings brought thereon or the defense thereof including, without limitation, court costs and reasonable attorneys’ fees. In case the Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, the Landlord shall protect, indemnify, and defend with counsel reasonably acceptable to Tenant and hold Tenant harmless, and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with such litigation. Tenant agrees to give Landlord timely notice of any claims for which indemnity will be sought. The obligations set forth in this paragraph shall survive the expiration or sooner termination of the Lease.
          (b) Insurance Required of Tenant. Tenant will carry and maintain, at its sole cost and expense, the following types of insurance with respect to the Leased Premises, in the amounts specified and in the form hereinafter provided for:
               (i) Comprehensive General Liability Insurance. Comprehensive general liability insurance with a combined single limit of not less than $2,000,000.00 per occurrence and $2,000,000.00 aggregate for bodily injury and property damage insuring against legal liability of the insured with respect to said Leased Premises or arising out of the maintenance, use or occupancy thereof. Said insurance shall include, but not be limited to, independent contractor liability, products and completed operations coverage, and the Broad Form Comprehensive General Liability Endorsement, including personal injury and advertising liability, contractual liability and premises medical payments.
               (ii) Comprehensive Automobile Liability Insurance. Comprehensive automobile liability insurance with a limit of not less than $500,000.00 per occurrence for bodily injury and property damage for both owned and non-owned vehicles.
               (iii) Commercial Umbrella Liability Insurance. Tenant shall also carry and maintain commercial umbrella liability insurance with a limit of not less than $1,000,000.00 per occurrence.
               (iv) Property Insurance. “All Risk” property insurance including plate glass coverage on a replacement cost basis, with coverage equal to not less than one hundred per cent(100%) of the full replacement value of all personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments made by Tenant, and all other contents located or placed therein.
               (v) Workers’ Compensation Insurance. If required by law, Workers’ Compensation Insurance covering the employees of Tenant.
               (vi) Policy Form. All policies of insurance provided for herein shall be issued by insurance companies with general policyholders’ rating of not less than “A” Class VI as rated in the most current available “Best’s Insurance Reports” and licensed to do business in the State of Florida and in good financial standing, and general liability and umbrella liability policies shall be issued in the names of Landlord, Tenant and other such persons or firms as Landlord specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others specified in this Lease, and certificates of insurance enumerating the above coverages and naming Landlord as an additional insured shall be delivered to the Landlord within ten (10) days after delivery of possession of the Leased Premises to Tenant and thereafter within ten (10) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and amounts and to like extent. All certificates delivered to the Landlord must contain a provision that Tenant’s Insurer will endeavor to give thirty (30) days’ notice in writing in advance of any cancellation or lapse or the effective date or any material change in coverage. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not as excess coverage to that which the Landlord may carry.
     The minimum limits of the liability policies of insurance set forth in subparagraphs 18(b)(i) - (iii) above shall be subject to reasonable increase at any time, and from time to time provided the total coverages required to be maintained by Tenant are either required by its mortgagee or are not substantially greater than the limits generally required to be maintained by tenants occupying similar space for comparable uses in the City of Jacksonville, Florida. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of Tenant’s compliance with such demand.
     Tenant agrees, at its own expense, to comply with all rules and regulations of the Fire Insurance Rating Organization having jurisdiction of the Demised Premises and to comply with all requirements imposed by Landlord’s insurance carrier, if any. If gas is used in the Demised Premises, Tenant shall install, at its expense, both manual and automatic gas cut-off devices.
               (vii) Failure of Tenant to Obtain Insurance. In the event that Tenant fails to timely procure and/or continuously maintain any insurance required by this Section 18, or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so and without notice to Tenant) at any time and from time to time, and in addition to all other remedies available to Landlord, procure such insurance and pay the premiums therefor, in which event Tenant shall repay the Landlord all sums so paid by Landlord, together with interest thereon at the Default Rate, and any incidental costs or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord’s written demand to Tenant for such payment.
               (viii) Waiver of Liability. Neither Landlord nor Tenant shall be liable to each other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to their respective properties including, without limitation, any building, structure or other real or personal property, or any resulting loss of income, or losses under workers’ compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of the other party, its agents, employees or contractors. Tenant and Landlord shall,upon obtaining any policies of insurance, give notice to the insurance carrier or carriers that the foregoing mutual waiver is contained in this Lease.
     19. Access and Operation. Tenant shall have access to the Leased Premises at all hours of the day or night, provided however, Landlord shall have the right to adopt reasonable rules and regulations governing access to the Project or Park after normal business hours and to assess any costs associated with respect to such access as a part of Operating Costs. Tenant agrees that

Landlord shall have no duty to provide security services to Tenant, the Building, Project or the Leased Premises and Tenant shall look to the public police force, independent security services or the like, for security protection. If Landlord, from time to time, provides security services, the costs of such shall be borne by the tenants of the Project as a part of Operating Costs.
     20. Default.
          (a) Events of Default. It is mutually agreed that in the event (i) Tenant shall fail to make payment of base rent or additional rent herein reserved within fifteen (15) days after written notice that same is delinquent (provided, however, Landlord shall not be required to give notice of any monetary defaults more often than two (2) times in any twelve (12) month period and, in such event, any subsequent failure to pay any sum when due shall, at Landlord’s option, be an incurable Event of Default); or (ii) if Tenant shall fail to perform any of the material terms, covenants, conditions, or provisions of this Lease other than Tenant’s requirement to pay base rent or additional rent, and to cure such failure within thirty (30) days after written notice thereof from Landlord, unless longer than thirty (30) days is required to reasonably cure such default and Tenant commences to cure during said thirty (30) day period and thereafter diligently pursues such cure to completion; or (iii) if Tenant shall file a voluntary petition under any bankruptcy, or insolvency law; or (iv) an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law and such proceeding is not dismissed within sixty (60) days of the commencement date; or (v) if a receiver is appointed for Tenant’s property and such proceeding is not dismissed within sixty (60) days of the commencement date; or (vi) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the base rent or additional rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or (vii) if Tenant makes an assignment for benefit of creditors; or (viii) if the majority of Tenant’s personal property located in the Leased Premises shall be levied upon or attached under process against Tenant; or (ix) if Tenant abandons or discontinues its occupancy or use of the Leased Premises and Tenant is otherwise in default of any other of its obligations under this Lease; then, in any of said events, default shall be deemed to occur hereunder and Landlord, at its option, may at once or at any time thereafter, proceed according to one or more of the following courses of action, to the fullest extent permitted by law.
          (b) Landlord’s Right to Cure. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, reenter the Leased Premises and perform, correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of Tenant under this Lease, and Tenant shall fully reimburse and compensate Landlord on demand for all reasonable costs and expenses incurred by Landlord in such performance, correction or repairing including, without limitation, interest at the Default Rate.
          (c) Demand for Possession. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, demand in writing that Tenant vacate the Leased Premises and, unless otherwise requested by Landlord, thereupon Tenant shall vacate the Leased Premises and, unless otherwise requested by Landlord, remove therefrom all property thereon belonging to or placed in the Leased Premises by, at the direction of, or with the consent of Tenant, within three (3)

days of receipt by Tenant of such notice from Landlord (which notice may be given by U.S. mail, certified mail, hand delivery, guaranteed overnight delivery service or, if Tenant is absent from the Leased Premises, by posting), whereupon Landlord shall have the right to reenter and take possession of the Leased Premises. Any such demand, reentry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.
          (d) Reletting. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, relet the Leased Premises or any part thereof for such term, at such rental and upon such other terms and conditions as may be commercially reasonable, and Landlord may make any alterations or repairs to the Leased Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all commercially reasonable costs of such reletting including, but not limited to, the cost of any such alterations and repairs to the Leased Premises, attorneys’ fees, and brokerage commissions; and if this Lease shall not have been terminated Tenant shall continue to pay all base rent and additional rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the base rent and additional rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the base rent and additional rent reserved herein except that such excess, if any, shall be applied against the costs incurred by Landlord as a result of the defaults.
          (e) Termination. Landlord may immediately, or at any time thereafter, terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination, Landlord shall recover from Tenant all damages Landlord has suffered or may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for construction of tenant improvements, all arrearages in base rent and additional rent, costs, charges, and reimbursements, the cost (including court costs and reasonable attorneys’ fees) of recovering possession of the Leased Premises and the cost of any alteration of or repair to the Leased Premises which is necessary or proper to prepare the same for reletting. In addition thereto, Landlord, at its election, shall have and recover from Tenant either (i) an amount equal to the excess, if any, of the total amount of all base rent and additional rent to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Leased Premises for the remainder of the term of this Lease, reduced to present value, or (ii) the base rent and additional rent and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of subparagraph 20(d) hereinabove if this Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two immediately preceding alternative recoveries within thirty (30) days of the notice of termination by Landlord to Tenant as described in this Paragraph 20(e).
          (f) Acceleration. Landlord may, by written notice to Tenant, accelerate all sums to become due under this Lease for the remainder of the term in conjunction with the exercise of any remedy available to it in this Lease or otherwise, but only following the occurrence of a monetary default.

     If Landlord reenters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. No such reentry or termination shall be considered or construed by Tenant to be a forcible entry.
          (g) Attorneys’ Fees and Costs. In the event litigation arises out of or under the terms of this Lease, the prevailing party shall be entitled to collect from the non-prevailing party all costs incurred by the prevailing party including, without limitation, court costs, investigation costs and reasonable attorneys’ fees, whether same are incurred before trial, at trial or on appeal.
          (h) No Waiver by Landlord. Nothing herein contained shall be deemed to be a waiver by Landlord of its statutory lien to rent, and the remedies, rights and privileges of Landlord in the case of default of Tenant as set forth above shall not be exclusive and in addition thereto Landlord may also exercise and enforce all its rights at law or in equity which it may otherwise have as a result of Tenant’s default hereunder. Landlord is herein specifically granted all of the rights of a secured creditor under the Uniform Commercial Code with respect to the Property in which Landlord has been granted a security interest by Tenant.
     21. Notice of Termination Not Required. Notwithstanding the provision of law or any judicial decision to the contrary, the term hereof shall expire on the date herein provided without notice being required from either party.
     22. Security Deposit. Intentionally deleted.
     23. Hazardous Substances.
          (a) Tenant covenants and agrees that it shall not cause or permit any Hazardous Substances (the “Hazardous Substances” as hereinafter defined) to be installed, placed, stored, held, located, released or disposed of in, on, at, or under the Leased Premises, the Building, or the Project without Landlord’s prior written consent, which consent may be unreasonably, and in Landlord’s sole discretion, withheld. Tenant further covenants and agrees to indemnify Landlord for any loss, cost, damage, liability or expense (including without limitation, attorneys’ fees and other costs of legal representation) that Landlord might ever incur because of Tenant’s failure to comply with the provisions of the immediately preceding sentence. This indemnification is to survive the expiration or other termination of this Lease. Based on investigations performed by third parties, the Premises are not contaminated by Hazardous Substances as of the date of this Lease.
          (b) Landlord warrants and represents that any use, storage, treatment, or transportation of Hazardous Substances which has occurred in or on the Premises before the Commencement Date will have been in compliance with all applicable federal, state and local laws, regulations, and ordinances. Landlord additionally warrants and represents that, to its knowledge, no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred in, on, or under the Premises and that the Premises will be free of Hazardous Substances as of the Commencement Date. Landlord further covenants and agrees to indemnify Tenant for any loss, cost, damage, liability or expense (including without limitation, attorneys’ fees and other costs of legal representation) that Tenant might ever incur because of Landlord’s failure to comply with the provisions of the immediately preceding sentence. This indemnification is to survive the expiration or other termination of this Lease.
          (c) For the purposes of this Paragraph 23, Hazardous Substances shall mean and include all those substances, elements, materials or compounds that are included in any list of hazardous or restricted substances adopted by the United States Environmental Protection Agency (the “EPA”) or any other substance, element, material or compound defined or restricted as a hazardous, toxic, radioactive or dangerous substance, material or waste by the EPA or by any other ordinance, statute, law, code, or regulation of any federal, state or local governmental entity or any agency, department or other subdivision thereof, whether now or later enacted, issued, or promulgated.
     24. Rules and Regulations. The rules and regulations pertaining to the Building and Project attached hereto as Exhibit E and all reasonable rules and regulations which Landlord may hereafter from time to time adopt for the management of the Leased Premises, Building or Project are hereby made a part of this Lease and shall during the term of this Agreement be in all respects observed and performed by Tenant and Tenant’s employees, servants, agents, invitees and guests. Tenant agrees to abide by, uphold and fully comply with the rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make. Tenant further agrees that Landlord shall have the right to waive any or all such rules in the case of any one or more tenants in the Building or Project without affecting Tenant’s obligations under this Lease. Landlord shall not be responsible to Tenant for the failure of any other tenant to comply with the rules and regulations.
     25. Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, unless such rubbish removal is provided by the Landlord, and will remove all refuse from the Leased Premises. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant agrees to keep all accumulated rubbish in covered containers and to have same removed regularly. In the event Tenant fails to keep the Leased Premises in proper condition, Landlord may cause the same to be done for and on account of Tenant and Tenant hereby agrees to pay the expense thereof, together with interest at the Default Rate and an administrative fee equal to ten per cent (10%), on demand as additional rent.
     26. Waiver of Liability. Except for any amount owed by either Tenant or Landlord pursuant to Section 18 above, Tenant agrees that it shall look solely to the estate and interest of the Landlord in the Project (subject to prior rights of any mortgagee of the Project) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord, with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.
     27. Sale by Landlord. In the event of any transfer or transfers of Landlord’s interest in the Property other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer provided the successor landlord assumes Landlord’s obligations under this Lease arising as of the date of the transfer; provided, however, that any funds in the hands of Landlord at the time of such transfer in which Tenant has an interest shall be turned over to the successor landlord and any amounts then due and payable to Tenant by Landlord under any provision of this Lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.
     28. Estoppel Letters. Within fifteen (15) days of the request of Landlord, any lender or prospective lender of the Building or Project, or at the request of any purchaser or prospective purchaser of the Building or Project, Tenant shall deliver an estoppel certificate, attaching a true and complete copy of this Lease, including all amendments relative thereto, and certifying with particularity, among other things, (i) when the last rent was paid; (ii) when the next rent is due and in what amount; (iii) stating whether the Tenant has prepaid any rent and, if so, how much; (iv) stating whether either the Landlord or the Tenant is in default under the Lease and, if so, summarizing such default(s); and (v) stating whether Tenant or Landlord has any offsets or claims against the other party and, if so, specifying with peculiarity the nature and amount of such offset or claim. Landlord shall likewise deliver a similar estoppel certificate within fifteen (15) days of the request of Tenant, any lender or prospective lender of Tenant, or assignee approved by Landlord.
     29. Late Charges and Default Interest. Any amount of base rent or additional rent not paid when due hereunder shall earn interest from the date of delinquency at a rate equal to the lesser of four (4) percentage points above the prime or “standard” rate of interest charged by Chase Manhattan Bank, New York, New York, or the highest rate allowed by law but in no event shall such rate be less than ten percent (10%) (the “Default Rate”).
     30. Relocation. Intentionally deleted.
     31. Successors and Assigns. Subject to the provisions of Paragraphs 15 and 27 of this Lease, this Lease shall bind and inure to the benefit of the successors, heirs, and assigns of the parties hereto.
     32. Relationship of the Parties. Nothing herein contained shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto; it being understood and agreed that the method of computing rent, any provision contained herein, or any acts of the parties hereto shall not be deemed to create any relationship between the parties other than that of Landlord and Tenant.
     33. Entire Agreement. It is agreed between the parties that neither Landlord nor Tenant nor any of their agents have made any statements, promises or agreements, verbally or in writing, in conflict with the terms of this Lease. Any and all representations by either of the parties or their agents made during negotiations prior to the execution of this Lease and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. It is further agreed that this Lease, together with all Exhibits and Addendum attached hereto and incorporated hererin, contains the entire agreement between the parties, and no rights are to be conferred upon either party until this Lease has been executed by Tenant and Landlord.
     34. Construction of Language. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires. The paragraph headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     35. Modification. No modification, alteration or amendment to this Lease shall be binding unless in writing and executed by the parties hereto.
     36. Broker’s Commission. Tenant covenants, represents, and warrants that Tenant has had no dealings or negotiations with any Broker or Agent in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through Tenant by any broker or agent, other than the Broker set forth in this Paragraph 36 with respect to this Lease or the negotiation thereof. Landlord agrees to pay, hold harmless and indemnify Tenant from and against all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through Landlord by any broker or agent with respect to this Lease or the negotiation thereof.
     37. Provisions Severable. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
     38. No Recording. This Lease shall not be recorded in the public records by either party hereto but each party shall promptly execute a Memorandum upon request and either party may cause the same to be recorded.
     39. Law and Venue. This Lease shall be enforced in accordance with the laws of the State of Florida. The agreed upon venue is Jacksonville, Duval County, Florida.
     40. Execution; Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant.
     41. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and validly existing corporation, that Tenant is qualified to do business in the State of Florida, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant executes this Lease as a partnership (whether limited or general), each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly formed and validly existing partnership, that, if required, the partnership is qualified to do business in the State of Florida, that the partnership has full right and authority to enter into this Lease, and that each person signing this Lease on behalf of the partnership is authorized to do so. In the event any of the foregoing representations or warranties are false, all persons who purportedly execute this Lease, by, or on behalf of the purported Tenant, shall be personally and individually liable hereunder.
     42. Force Majeure. If Landlord or Tenant shall be delayed in, hindered in or prevented from the performance of any act required hereunder (other than performance requiring the payment of a sum of money) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations or actions, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond such party’s reasonable control (excluding the unavailability of funds or financing), then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act as required herein shall be extended for a period equivalent to the period of such delay.
     43. State Required Disclosure. The following disclosure is required to be made by the laws of the State of Florida:
     RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.
     44. Termination Option. Provided Landlord and Tenant enter into a mutually agreeable Lease Agreement for space that is either currently occupied by State Farm Insurance Company located at 8120 Nations Way, Building 100, or space located at 7140 Baymeadows Way prior to expiration of this Lease, Tenant may by written agreement with Landlord terminate this Lease as to Suites 206, 207 and 208 at any time prior to expiration hereof. Any such lease agreement will require the consent of Landlord’s lender.
     45. OTS Right of Termination. Notwithstanding anything to the contrary herein, in the event that Tenant is determined to be in a “troubled condition” pursuant to the provisions of 12 CFR Section 563.555 and is taken over by the Office of Thrift Supervision (“OTS”), OTS may terminate this Lease without penalty after reasonable notice to Landlord, provided, however, this provision shall not operate to reduce the priority or amount of any claim available to Landlord in the event of such takeover and termination except as provided by law.
     46. Ownership of FF&E. Tenant acknowledges that pursuant to the terms of this Lease, Tenant is permitted to use during the term of this Lease the furniture, fixtures and equipment (“FF&E) more particularly described on Exhibit E attached hereto and made a part hereof. The

FF&E is to remain on the Leased Premises at all times during the term of this Lease and shall be surrendered to Landlord at the expiration or sooner termination of this Lease in the same condition in which it was delivered to Tenant, ordinary wear and tear excepted.
     IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed as of the date of this Lease, by their respective officers or parts thereunto duly authorized.

LANDLORD:

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., LTD,
a Florida limited partnership

	By:	HGL PROPERTIES G.P., INC., a Florida corporation

/s/ E. Michael Holtsinger	By:	/s/ William W. Stout

E. Michael Holtsinger		William W. Stout
Vice President

TENANT:

Signed, sealed and delivered in the presence of:	EVERBANK, a federally chartered savings bank

/s/ Guilene Guilhem	By:	/s/ Doug Woods

Guilene Guilhem		Doug Woods
Its: Executive Vice-President

EXHIBIT A
FLOOR PLAN

EXHIBIT B
LEGAL DESCRIPTION

EXHIBIT C
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Lender”) and, a [an] [individual] name/of/state [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a/ ] with its principal place of business at (“Tenant”).
RECITALS:
A. Lender has made or is about to make a loan (together with all advances and increases, the “Loan”) to, a [an] [individual] [corporation] [limited company] [general partnership] [limited partnership] (“Borrower”).
B. Borrower, as landlord, and Tenant have entered into a lease dated as amended by amendments dated (the “Lease”) which leased to Tenant [Suite No. ] [Floor ] [Store No. ] (the “Leased Space”) located in the Property (defined below).
C. The Loan is or will be secured by the [Open-End] Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of __, State or Commonwealth of _ (together with all advances, increases, amendments or consolidations, the “Mortgage”) and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the “Assignment”), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the “Rent”).
D. The Mortgage encumbers the real property, improvements and fixtures located at _ in the City of           , County of           , State or Commonwealth of _, commonly known as _, and described on Exhibit “A” (the “Property”).
IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:
1. The Lease and all of Tenant’s rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender’s rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender’s prior consent.

2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.
3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.
4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:
(a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant’s possession of the Leased Space will not be disturbed;
(b) If Lender or any other entity (a “Successor Landlord”) acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a “Foreclosure”), Tenant’s possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and
(c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.
5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant’s attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord’s request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.
6. Successor Landlord will not be:
(a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;
(b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;
(c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

(d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender’s prior consent;
(e) bound by any reduction of the term1 of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender’s prior consent;
(f) bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;
(g) Intentionally deleted;
(h) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;
(i) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:
     (i) bound by any such obligations provided for in the Lender-approved form lease;
     (ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and
     (iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds; or
(j) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.
7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

[1]	For purposes of this subparagraph “the term of the Lease” includes any renewal term after the right to renew has been exercised.

8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.
9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord’s interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.
10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.
11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.
12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.
13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.
14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.
15. Tenant certifies that: the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the landlord under the Lease have been satisfied.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESSES:	“MORTGAGEE”

As to Mortgagee:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation

By:

Print:

		Its:	President

Print:

As to Landlord:	“LANDLORD” HGL PROPERTIES L.P., LTD., a Florida limited partnership
	By:	HGL PROPERTIES G.P., INC., a Florida corporation

/s/ E. Michael Holtsinger	By:	/s/ William W. Stout

Print: E. Michael Holtsinger		William W. Stout Vice President

/s/ Yanique Mundy Print: Yanique Mundy

As to Tenant:	“TENANT”

/s/ E. Michael Holtsinger	By:	/s/ Doug Woods

Print: E. Michael Holtsinger		Doug Woods
Its: Executive Vice President
/s/ Yanique Mundy Print: Yanique Mundy

STATE OF	)
)SS
COUNTY OF	)
     The foregoing instrument was acknowledged before me this ___ day of ______, 200__, by                                         , as                      of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, on behalf of the corporation.

(Print Name ____________________________________________)
NOTARY PUBLIC
State of _______________________________________________
Commission # __________________________________________
My Commission Expires:
Personally Known _____________________________
or Produced I.D. ____________________________
[check one of the above]

Type of Identification Produced

STATE OF FLORIDA	)
)SS
COUNTY OF DUVAL	)
     The foregoing instrument was acknowledged before me this __ day of __, 200__, by William W. Stout, as Vice President of HGL Properties G.P., Inc., a Florida corporation, as general partner of HGL Properties L.P., Ltd., a Florida limited partnership, on behalf of the partnership.

/s/ Guilene Guilhem (Print Name Guilene Guilhem)
NOTARY PUBLIC
State of Florida at Large
Commission # DD 502952
My Commission Expires: 12/29/09
Personally Known ☑
or Produced I.D. ________
[check one of the above]

Type of Identification Produced

STATE OF Florida	)
)SS
COUNTY OF Duval	)
     The foregoing instrument was acknowledged before me this 26th day of December 2009, by Doug Woods, as Executive Vice President of Ever Bank, a Federally Chartered Savings Bank, on behalf of the Bank.

/s/ Donna J. Brosius (Print Name Donna J. Brosius)
NOTARY PUBLIC
State of Florida
Commission # 543790
My Commission Expires: 4/24/10

Personally Known ☑
or Produced I.D. _____
[check one of the above]

Type of Identification Produced

EXHIBIT A
Property Description

EXHIBIT D
RULES AND REGULATIONS
     1. Tenant, its officers, agents, servants, and employees shall not block or obstruct any of the entries, passages, doors, hallways or stairways of the Building or Warehouse, or place, empty or throw away any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees.
     2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises shall be restricted to time, method and routing of movement as reasonably determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to Property, Leased Premises and Building with respect to such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, Leased Premises or Warehouse facilities without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes, large files, electronic data processing equipment, any other heavy equipment or machines shall be moved into Leased Premises or Building only with Landlord’s written consent and placed where directed by Landlord.
     3. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Leased Premises, regardless of how or when loss occurs.
     4. Tenant, its officers, agents, servants, and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into Leased Premises any inflammable fluids or explosives without written permission of Landlord.
     5. Tenant, its officers, agents, servants or employees shall not use Leased Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of Landlord.
     6. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect or animal, or any vehicle without the prior written consent of Landlord. Wheelchairs are excepted.
     7. No additional locks shall be placed on any door in Building without the prior written consent of Landlord. Landlord will furnish two (2) keys to each lock on doors in the Leased Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant’s expense. Landlord may at all times keep a pass key to the Leased Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.
     8. Tenant, its officers, agents, servants or employees shall do no painting or decorating in Leased Premises, or mark, paint or cut into, nor in any way deface any part of Leased Premises or

Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval and under the direction of Landlord.
     9. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound-producing instrument or device which may be heard outside Leased Premises, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.
     10. Tenant, its officers, agents, servants and employees shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant. Each tenant, before the closing of the day and leaving the said Premises shall see that all doors are locked.
     11. All plate and other glass now in Leased Premises or Building which is broken through causes attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees shall be replaced by and at the expense of Tenant under the direction of Landlord.
     12. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Leased Premises.
     13. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.
     14. All electrical and mechanical contractors and/or technicians performing work for Tenant within the Leased Premises, Building or garage facilities which will affect the Building envelope shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones and other communication equipment, electrical devices and attachments and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, Leased Premises or Warehouse facilities. None of this work shall be done by Tenant without Landlord’s prior written approval, which shall not be unreasonably withheld.
     15. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, without the prior written consent of Landlord.
     16. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of Tenant shall go upon the roof of the Building without the written consent of the Landlord.

     17. In the event Tenant must dispose of crates, boxes, etc. which will not fit into wastepaper baskets, it will be the responsibility of Tenant to dispose of same properly.
     18. If the Leased Premises demised to Tenant becomes infested with vermin, such Tenant, at its sole cost and expense, shall cause its Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.
     19. Tenant shall not install any antenna or aerial wires, radio or television equipment or any other type of equipment inside or outside of the Building without Landlord’s prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.
     20. Tenant shall not make or permit any use of the Leased Premises, Building or Warehouse facilities which directly or indirectly is forbidden by law, ordinance or governmental or municipal regulation, code or order or which may be disreputable or dangerous to life, limb or property.
     21. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping materials without Landlord’s express consent in writing.
     22. Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to create any nuisance or interfere with, annoy or disturb any other tenant or Landlord in its operation of this Building or commit waste or suffer or permit waste to be committed in Leased Premises.
     23. The Tenant, without the prior written consent of Landlord, shall not lay linoleum or other similar floor covering.
     24. No outside storage of any material, including, but not limited to, trash (except in approved containers), pallets or disabled vehicles, etc., will be permitted.

EXHIBIT E
LIST OF FURNITURE TO ON THE DEMISED PREMISES AS OF DECEMBER
17, 2008
Casement Metal Office Furniture:
Cubical /Worker: 110 - Each with desk, 1-2dwr file & 1-3dwr storage
Cubical /Supervisor: 10 - Each with U-shaped desk w/pedestal, 1-2dwr lateral file & l-3dwr storage
Total Count: Rolling Chairs: 86
                     Stationary Fabric/Metal Chairs w/arms: 30
Wooden Executive Furniture:
1 15’ Oblong Conference Table
1 6’ Credenza
2 24” Round Pedestal Tables
1 U-Shape Executive desks w/drawers & lateral file
2 L-Shape Executive desks w/drawers & lateral file
1 6’ Executive desk w/drawers & lateral file
1 5’ Wooden Student Desk (middle kneehole)
3 Bookcases (3x6)
Break Room:
4 42” Laminate top round tables
16 Metal/Plastic armless stationary chairs
1 6’ Wooden rectangle table
1 Broken Microwave
Reception:
1 L-Shape modular desk w/counter, 1-2dwr file & 1-3dwr storage
1 Black Upholstered 3 seat sofa
2 Black Upholstered Sofa Chairs
1 Wooden End Table
Additional:
15 2dwr lateral files
35 4dwr lateral files
66 3x8 metal shelving units (library/storage)

ADDENDUM
I. Base Rent Schedule
The Monthly Base Rent and monthly estimated Operating Costs are as follows:

Date	Monthly Base Rent	Est.* Operating Costs	Est.* Total (inc. sales tax)

2/1/09-1/31/09	$14,188.00	$3,889.00	$19,342.39

*	The charge for Operating Costs is based on 2009 estimates. Actual Operating Costs may change in accordance with Paragraph 2 of the Lease.

FIRST AMENDMENT TO LEASE AGREEMENT
(CYPRESS POINT BUSINESS PARK)
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the“First Amendment”), is made as of the 28 day of April, 2009, between HGL PROPERTIES L.P., LTD., a Florida limited partnership (the “Landlord”), 8120 Nations Way, Suite 202, Jacksonville, FL 32256, and EVERBANK, a federally chartered savings bank, 501 Riverside Avenue, 12th Floor, Jacksonville, FL 32202 (the “Tenant”).
W I T N E S E T H:
     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated as of December 26, 2008 (the “Lease”) for Suites 206, 207 and 208 located at 8120 Nations Way, Building 200, Jacksonville, Florida 32256 (the “Current Leased Premises”); and
     WHEREAS, Landlord and Tenant have agreed to amend the Lease to subject Suite 205 located adjacent to the Leased Premises containing 5000 square feet of leaseable area (the “Additional Space”), to the terms of the Lease, all upon the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective the date hereof, Landlord and Tenant agree that the Lease is hereby amended as follows:
     (a) The term “Leased Premises” as defined in the Lease shall include the Current Leased Premises and the Additional Space as depicted on Exhibit A attached hereto, thereby increasing the total net leaseable area of the Leased Premises to 20,000 square feet.
     (b) The Addendum to Lease is hereby deleted in its entirety and the provisions set forth on Exhibit B attached hereto are inserted in lieu thereof. Effective May 1, 2009, all other charges that are due and payable under the Lease based upon the square footage of the Leased Premises shall be based on a total of 20,000 square feet.
     (c) The Commencement Date as set forth in Paragraph 4 of the Lease with respect to the Additional Space shall be May 1, 2009, and the term of the Lease as to the Leased Premises shall expire on January 31, 2010. Notwithstanding the foregoing, Landlord hereby

1

grants permission to Tenant to occupy the Additional Space without payment of rent or operating expenses for the period commencing on the date hereof and expiring on April 30, 2009.
     (d) Landlord shall not be required to make any tenant improvements to the Additional Space and Tenant agrees to accept the Additional Space “As Is”, subject to the respective maintenance obligations set forth in the Lease. Further, Tenant agrees to refurbish the office area of the Additional Space, in Tenant’s sole discretion and at Tenant’s sole cost and expense.
     (e) Tenant and Landlord covenant, represent, and warrant to each other that neither party has had any dealings or negotiations with any Broker or Agent in connection with the consummation of this First Amendment, and Landlord and Tenant covenant and agree to pay, hold harmless and indemnify each other from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through either party by any broker or agent with respect to this First Amendment or the negotiation thereof.
     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     4. This First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5. To the extent the provisions of the Lease and this First Amendment are inconsistent, the provisions of this First Amendment shall supersede and control.
IN WITNESS WHEREOF, Tenant and Landlord have caused this First Amendment to be duly executed as of the date of this First Amendment, by their respective officers or parties thereunto duly authorized.

LANDLORD:

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., LTD,
a Florida limited partnership

	By:	HGL PROPERTIES G.P., Inc.,
a Florida corporation

/s/ E. Michael Holtsinger	By:	/s/ William W. Stout

William W. Stout
/s/ Lynda D. Holtsinger		Vice President

2

TENANT:

Signed, sealed and delivered in the presence of:	EVERBANK, a federally chartered savings bank

/s/ Cheryl L. Jackson	By:	/s/ Michael C. Koster

Its:

3

EXHIBIT A
FLOOR PLAN

205
206
207
208

CYPRESS POINT BUSINESS PARK

N.G.L. PHASE 1 TENANT IMPROVEMENT (A.T.&T.)

JACKSONVILLE, FLORIDA

A-3

EXHIBIT B
ADDENDUM
I.	Base Rent Schedule
The Monthly Base Rent and monthly estimated Operating Costs are as follows:

		Est.*	Est.*
	Monthly	Operating	Total
Date	Base Rent	Costs	(inc. sales tax)
2/1/09-4/30/09	$14,188.00	$3,889.00	$19,342.39
5/1/09-1/31/10	$15,854.67	$5,172.33	$22,498.89

*	The charge for Operating Costs is based on 2009 estimates. Actual Operating Costs may change in accordance with Paragraph 2 of the Lease.

SECOND AMENDMENT TO LEASE AGREEMENT
(CYPRESS POINT BUSINESS PARK)
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”), made as of the 1st day of February, 2010, between HGL PROPERTIES L.P., LTD., a Florida limited partnership (the “Landlord”), 8120 Nations Way, Suite 202, Jacksonville, FL 32256, and EVERBANK, a federally chartered savings bank, 501 Riverside Avenue, 12th Floor, Jacksonville, FL 32202 (the “Tenant”). Capitalized terms used but not defined in this Second Amendment will have the meaning ascribed to such terms in the Lease (as defined below).
W I T N E S E T H:
     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated as of December 26, 2008, as amended by First Amendment to Lease Agreement dated April 28, 2009 (collectively, the “Lease”), covering Suites 205, 206, 207 and 208 located at 8120 Nations Way, Building 200, Jacksonville, Florida 32256 (the “Leased Premises”); and
     WHEREAS, Landlord and Tenant have agreed to amend the Lease to extend the term thereof and otherwise amend the terms thereof upon the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective the date hereof, Landlord and Tenant agree that the Lease is hereby amended as follows:
     (a) The term of the Lease is extended by twenty-nine (29) months such that the term will expire on June 30, 2012.
     (b) The Addendum to Lease, as heretofore amended, is hereby deleted in its entirety and the provisions set forth on Exhibit A attached hereto are inserted in lieu thereof.
     (c) Tenant and Landlord covenant, represent, and warrant to each other that neither party has had any dealings or negotiations with any Broker or Agent in connection with the consummation of this Second Amendment, and Landlord and Tenant covenant and agree to pay, hold harmless and indemnify each other from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through either party by any broker or agent with respect to this Second Amendment or the negotiation thereof.

1

     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     4. This Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5. To the extent the provisions of the Lease and this Second Amendment are inconsistent, the provisions of this Second Amendment shall supersede and control.
     6. This Second Amendment may be executed in one or more counterparts, each of which when so executed will be deemed to be an original, and all which, when taken together, will constitute one and the same instrument.
(SIGNATURE PAGE ON NEXT PAGE)

2

IN WITNESS WHEREOF, Tenant and Landlord have caused this Second Amendment to be duly executed as of the date of this Second Amendment by their respective officers or parties thereunto duly authorized.

LANDLORD:

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., LTD,
a Florida limited partnership

	By:	HGL PROPERTIES G.P., INC.,
a Florida corporation

/s/ E. Michael Holtsinger	By:	/s/ William W. Stout
E. Michael Holtsinger		William W. Stout
Vice President

TENANT:

Signed, sealed and delivered in the presence of:	EVERBANK, a federally chartered savings bank

	By:	/s/ Michael C. Koster
/s/ Sharon Olvera		Michael C. Koster
Sharon Olvera		Executive Vice President

3

EXHIBIT A
ADDENDUM

I.	Base Rent Schedule
The Monthly Base Rent and monthly estimated Operating Costs are as follows:

		Est.*		Est.*
	Monthly	Operating		Total
Date	Base Rent	Costs		(Inc. sales tax)
2/1/10-6/30/12	$15,854.67	$4,983.00	**	$22,296.31	**

*	The charge for Operating Costs is based on 2010 estimates. Actual Operating Costs may change in accordance with Paragraph 2 of the Lease.

**	CAM adjusted on January 1, 2010

Will Stout Vice President
January 27, 2010
Eugene Calabrasse, VP Administrative Services
EverBank
8200 Nations Way
Jacksonville, Florida 32256
Re:	Amended Lease to Extend 29 months, 8120 Nations Way, Suites 205-208 Jacksonville, Florida 32256
Dear Eugene;
Pursuant to the extended lease between EverBank and HGL Properties, L.P., Ltd. at the above referenced address, base rent will remain the same. CAM expenses will be estimated yearly. The monthly rent commencing February 1, 2010 is as follows:
February 1, 2010 — December 31, 2010

Base Rent	15,854.00
CAM	4,983.00
Sales Tax (7%)	1,458.59

Total	22,295.59
An Invoice is enclosed for your convenience in setting up your accounting system.
If you have questions or require further information, please do not hesitate to call us.
Sincerely,
/s/ Lynda D. Holtsinger

Lynda D. Holtsinger
Accounting
cc: Shantelle Lawton, Accounts Payable Supervisor via Electronic Transmission

HGL Properties, L.P., LTD.		Invoice

8120 Nations Way, Suite 202	Date	Invoice #
Jacksonville, Florida 32256	2/1/2010	04- 786
     Bill To
EverBank/8120 #205-208

P.O. No.	Terms	Project

Quantity	Description	Rate	Amount
	Base Rent	15,854.00	15,854.00T
	CAM	4,983.00	4,983.00T
	Sales Tax	7.00%	1,458.59

		Total	$22,295.59